UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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ORANGE 21 INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 21, 2007

Dear Stockholder:

We invite you to attend the Annual Meeting of Stockholders on Tuesday, June 12, 2007, at 10:00 a.m. (local time), at the San Diego office of Morrison & Foerster LLP located at 12531 High Bluff Drive, Suite 100, San Diego, California 92130.

This booklet includes the formal notice of the meeting and the Proxy Statement. After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. In addition, we have enclosed a copy of our Annual Report on Form 10-K, which includes the company’s financial statements for the year ended December 31, 2006.

Your vote is important, so please return your proxy promptly. The Board of Directors and management look forward to seeing you at the meeting.

Mark Simo	John Pound

Chief Executive Officer and Co-Chairman of the Board	Co-Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

June 12, 2007

To the Stockholders of Orange 21 Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Orange 21 Inc., a Delaware corporation, will be held on Tuesday, June 12, 2007, at 10:00 a.m. (local time), at the San Diego office of Morrison & Foerster LLP located at 12531 High Bluff Drive, Suite 100, San Diego, California 92130, for the following purposes:

1.	To elect three Class III directors to serve until the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants for the year ending December 31, 2007;

3.	To approve the amendment and restatement of the Company’s 2004 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record as of the close of business on May 17, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the company Secretary’s office, 2070 Las Palmas Drive, Carlsbad, California 92009, for ten days before the meeting.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

Sincerely,

Jerry Collazo

Chief Financial Officer, Secretary and Treasurer

Carlsbad, California

May 21, 2007

ORANGE 21 INC.

2070 LAS PALMAS DRIVE

CARLSBAD, CALIFORNIA 92009

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Orange 21 Inc., a Delaware corporation (the “Company”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the San Diego office of Morrison & Foerster LLP located at 12531 High Bluff Drive, Suite 100, San Diego, California 92130, on Tuesday, June 12, 2007, at 10:00 a.m. (local time), and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about May 21, 2007.

Who Can Vote

Stockholders of record at the close of business on May 17, 2007 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 8,100,564 shares of common stock, $0.0001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the Company’s outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you must mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the three nominees for Class III director listed in this Proxy Statement, FOR the ratification of the appointment of the Company’s independent registered certified public accountants and FOR the amendment and restatement of the Company’s 2004 Stock Incentive Plan.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or

•	by submitting another proxy of a later date that is properly executed prior to or at the Annual Meeting.

Required Vote

Directors are elected by a plurality vote. The three nominees for Class III director who receive the most votes cast in their favor will be elected to serve as directors. The other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope, so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

The Board currently consists of seven members divided into three classes, each serving staggered three-year terms. The Class III members of the Board are scheduled for election at the Annual Meeting. The current Class III directors are John Pound, Theodore D. Roth and Jeffrey Theodosakis. The Class I directors are David R. Mitchell and Greg Theiss. The Class II directors are Harry Casari and Mark Simo. The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has designated, the three nominees listed below to be elected at the Annual Meeting. If elected at the Annual Meeting, each Class III director will hold office until the Annual Meeting of Stockholders in 2010 or until their successors have been duly elected and qualified unless they resign or are removed. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not currently anticipated, proxies will be voted for any nominee designated by the Board, taking into account any recommendation by the Nominating and Corporate Governance Committee, to fill the vacancy.

Biographical information concerning each Class III director nominee is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
John Pound	2006	52	John Pound has served on the Company’s Board of Directors since October 2006. Mr. Pound was appointed Co-Chairman of the Board in October 2006. Mr. Pound has served as President and a director of Integrity Brands, Inc., a firm that originates and oversees investments in specialty retail and branded consumer products companies, since July 1997. Mr. Pound manages The Integrity Brands Fund L.P. Mr. Pound has served as Executive Chairman of RedEnvelope, Inc., a specialty gift retailer since March 2007. He has also served as a director of RedEnvelope, Inc. since August 2005 and as Chairman since February 2007.

Theodore D. Roth	2005	56	Ted Roth joined the Board of Directors in October 2005. Mr. Roth is Managing Director of Roth Capital Partners, LLC, an investment banking firm headquartered in Newport Beach, CA, where he has been since 2003. Prior to Roth Capital, he was an executive at Alliance Pharmaceutical Corp., a publicly-owned specialty pharmaceutical development company, for 15 years, and spent 10 years with a privately-held manufacturing company in various financial and management positions. Mr. Roth is currently a member of the Boards of Directors of Alliance Pharmaceutical and BioMed Realty Trust, Inc. (NYSE: BMR). Additionally, Mr. Roth is active in the San Diego community, serving as a Director of the San Diego Regional Chamber of Commerce (2002 Chairman), the San Diego Children’s Hospital & Health Center, and the San Diego International Sports Council.

Jeffrey Theodosakis	2003	48	Jeff Theodosakis, one of the Company’s founders, has served on the Company’s Board of Directors since April 2003. Mr. Theodosakis served as the Company’s Brand Guardian from

Name	Served as Director Since	Age	Principal Business Experience
January 2003 to December 2005, and from January 1999 to January 2003, he served as the Company’s Vice President of Marketing. From the Company’s inception to January 1999, Mr. Theodosakis served as the Company’s General Manager. Since September 1992, Mr. Theodosakis has served as President and a member of the Board of Directors of Skylark Sports Marketing Corp. doing business as prAna, a manufacturer of rock climbing and yoga apparel and accessories, which was purchased by Liz Claiborne Inc. in November 2005. From February 1984 to August 1992, Mr. Theodosakis served as President of Life’s A Beach. He currently serves as a director of the Outdoor Industry Association, which provides trade services for over 4,000 manufacturers, distributors, suppliers, sales representatives and retailers in the outdoor industry.

Biographical information concerning the Class I directors, who will serve until the 2008 Annual Meeting of the Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
David R. Mitchell	2003	40	David Mitchell has served on the Company’s Board of Directors since April 2003. Since August 2003, Mr. Mitchell has served as a principal with Transportation Resource Partners, a private equity business affiliated with the Penske Corporation. From May 2002 to July 2003, Mr. Mitchell served as a Vice President of Penske Corporation. From January 1999 to April 2002, Mr. Mitchell served as a partner in R.J. Peters and Company, a private equity investment and financial advisory company. From July 1994 to January 1999, Mr. Mitchell was a Senior Manager with Deloitte Consulting.

Greg Theiss	2004	48	Greg Theiss has served on the Company’s Board of Directors since August 2004. Since 1980, Mr. Theiss has owned and operated Forest Enterprises, LLC, a real estate investment management company.

Biographical information concerning the Class II directors, who will serve until the 2009 Annual Meeting of the Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Harry Casari	2004	70	Harry Casari has served on the Company’s Board of Directors since August 2004. Since 1994, Mr. Casari has been a private investor. Mr. Casari worked as a certified public accountant for Ernst & Young LLP from 1969 until 1994 when he retired as a partner. Mr. Casari currently serves as Chairman of the Board of Directors of Meade Instruments Corporation (NASDAQ: MEAD), an optics and telescope manufacturer; a member of the Board of Directors of Cohu, Inc. (NASDAQ: COHU), a semiconductor

Name	Served as Director Since	Age	Principal Business Experience
			equipment, television camera, metal detection instrumentation and microwave communications equipment manufacturer; and a member of the Board of Directors of Catcher Holdings, Inc. (OTCBB: CTHH), a development stage company developing a portable, ruggedized, wireless, hand-held computer and integrated communications device built to military specifications.

Mark Simo	1994	47	Mark Simo, one of the Company’s founders, has served as Chairman of the Board of Directors since August 1994. Mr. Simo served as Chief Executive Officer from August 1994 to July 2004 and from October 2006 to present. Mr. Simo is a founder of and has served as a member of the Board of Directors of No Fear, Inc. since September 1990. Mr. Simo also served as the Chief Executive Officer of No Fear, Inc. from September 1990 until October 2006. From February 1984 to August 1990, Mr. Simo served as a Vice President of Life’s A Beach, an apparel company.

Board Meetings and Committees

The Board held eight meetings during the year ended December 31, 2006. In 2006, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve. The Board encourages the directors to attend the annual meetings of the stockholders, and five directors attended the 2006 annual meeting.

Independent Directors

The Board believes that a majority of the Board members should be independent directors. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer, as directors. The Board has determined that each of Messrs. Casari, Mitchell, Pound, Roth, Theiss and Theodosakis are independent directors as defined by the Marketplace Rules of The NASDAQ Stock Market (the “NASDAQ”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The members of the Audit Committee each meet the independence standards established by the SEC for audit committees. In addition, the Board has determined that Mr. Casari satisfies the definition of an “audit committee financial expert” under SEC rules and regulations. This designation does not impose any duties, obligations or liabilities on Mr. Casari that are greater than those generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Board Committees and Charters

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board appoints the members and chairpersons of these committees. Each member of these committees is an independent director in accordance with the NASDAQ and SEC rules and regulations. Each committee has a written charter approved by the Board. Copies of each of the Committee Charters can be found on the Company’s website at www.orangetwentyone.com.

Audit Committee

Members:	Mr. Casari (Chairman) Mr. Mitchell Mr. Roth
Number of Meetings in 2006:	5
Functions:	The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent accountants and for ensuring that the accountants are independent of management.

Compensation Committee

Members:	Mr. Mitchell (Chairman) Mr. Casari Mr. Pound
Number of Meetings in 2006:	4
Functions:	The Compensation Committee determines the Company’s general compensation policies and practices. The Compensation Committee also reviews and approves compensation packages for the Company’s officers and, based upon such review, recommends overall compensation packages for the officers to the Board. The Compensation Committee also reviews and determines equity-based compensation for the Company’s directors, officers, employees and consultants and administers the Company’s stock option plans.

Nominating and Corporate Governance Committee

Members:	Mr. Mitchell (Chairman) Mr. Casari Mr. Theiss
Number of Meetings in 2006:	1
Functions:	The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and for overseeing the Company’s corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Director Nominations

The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

The Board has as an objective that its membership be composed of experienced and dedicated individuals with diverse backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it to be appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the applicable NASDAQ and SEC rules and regulations. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the Nominating and Corporate Governance Committee members, by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. Once the Nominating and Corporate Governance Committee chooses a slate of candidates, the Nominating and Corporate Governance Committee recommends the candidates to the entire Board, and the Board then determines whether to recommend the slate to the stockholders.

In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. Information required by the Company’s Bylaws to be in the notice include: the name, contact information and share ownership information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. The Nominating and Corporate Governance Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as director of the Company. The recommendation should be sent to: Secretary, Orange 21 Inc., 2070 Las Palmas Drive, Carlsbad, California 92009. You can obtain a copy of the Company’s Bylaws by writing to the Secretary at this address.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to: Secretary, Orange 21 Inc., 2070 Las Palmas Drive, Carlsbad, California 92009. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Required Vote

The three Class III nominees receiving the highest number of affirmative votes of the shares present and voting at the Annual Meeting in person or by proxy will be elected as directors. Each proxy cannot be voted for a greater number of persons than three.

The Board recommends a vote “FOR” the election of each Class III nominee set forth above.

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board has selected the firm of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants for the year ending December 31, 2007. Representatives of Mayer Hoffman McCann P.C. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent registered certified public accountants is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of Mayer Hoffman McCann P.C. to its stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Mayer Hoffman McCann P.C. for the audit of the Company’s financial statements for 2006 and 2005 and fees billed for other services rendered by Mayer Hoffman McCann P.C.

	Year Ended December 31,
	2006	2005
Audit Fees (1)	$487,005	$495,846
Audit-Related Fees (2)	—	—
Tax Fees (3)	44,244	12,421
All Other Fees (4)	—	—

Total	$531,249	$508,267

(1)	Audit Fees include all services that are performed to comply with generally accepted auditing standards. In addition, this category includes fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements, such as audits, quarterly reviews, attest services, statutory audits, comfort letters, consents, reports on an issuer’s internal controls, and review of documents to be filed with the SEC. Certain services, such as tax services and accounting consultations, may not be billed as audit services. To the extent that such services are necessary to comply with GAAP (i.e., tax accrual work), an appropriate allocation of those fees is in this category.

(2)	Audit-Related Fees includes assurance and related services that are traditionally performed by an independent accountant such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and audits in connection with proposed or consummated acquisitions, and special assignments related to internal control reviews.
(3)	Tax Fees includes all services performed by an accounting firm’s tax division except those related to the audit. Typical services include tax compliance, tax planning and tax advice.
(4)	All Other Fees includes fees for any service not addressed in the other three categories above.

Determination of Independence

The Audit Committee has determined that the fees received by Mayer Hoffman McCann P.C. for the non-audit related services listed above are compatible with maintaining the independence of Mayer Hoffman McCann P.C.

Pre-Approval Policy and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal accountants be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of the independent accountants to perform any service that the independent accountants would be prohibited from providing under applicable securities laws or NASDAQ requirements. In assessing whether to approve use of the independent accountants for permitted non-audit services, the Audit Committee tries to minimize relationships that could appear to impair the objectivity of the independent accountants. The Audit Committee will approve permitted non-audit services by the independent accountants only when it will be more effective or economical to have such services provided by the independent accountants’ firm. During the year ended December 31, 2006, all audit and non-audit services performed by the Company’s principal accountants were approved in advance by the Audit Committee.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent registered certified public accountants but will not be required to select different accountants for the Company.

The Board recommends a vote “FOR” ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants.

PROPOSAL THREE:

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2004 STOCK INCENTIVE PLAN

General

The stockholders are being asked to approve an amendment and restatement of the Company’s 2004 Stock Incentive Plan (the “2004 Plan”), which was approved by the Board of Directors on April 26, 2007, subject to stockholder approval. The Board of Directors approved an amendment and restatement of the 2004 Plan that: (1) increases the number of shares of the Company’s Common Stock underlying the non-qualified stock options that are automatically granted to the Company’s non-employee directors upon their appointment to the Board and on an annual basis thereafter and (2) modifies the vesting schedule for the automatic option grants made to non-employee directors upon their initial appointment to the Board. These changes were approved by the Board in connection with a determination by the Board to reduce the annual compensation paid to the non-employee directors.

As amended and restated, the 2004 Plan provides that each of the Company’s non-employee directors will automatically receive a nonqualified stock option to purchase 15,000 shares of the Company’s Common Stock upon their initial appointment to the Board and annually on day following the conclusion of the Company’s annual stockholders meeting. Prior to amendment, the 2004 Plan provided for the annual automatic grant of an option to purchase 10,000 shares of the Company’s Common Stock upon appointment to the Board and 5,000 shares of the Company’s Common Stock on an annual basis. The Company believes that increasing the number of shares of the Company’s Common Stock underlying the automatic option grants to non-employee directors will provide more effective incentives to its directors to continue to focus on critical long-range objectives of the Company and will enable the Company to continue to attract and retain qualified individuals to serve on its Board of Directors.

In addition, the amended 2004 Plan provides that the options automatically granted to the non-employee directors upon their initial appointment to the Board shall vest on the first anniversary of the date of grant. Prior to amendment, the 2004 Plan provided that the options automatically granted to the non-employee directors upon their initial appointment to the Board vested over three years with one third (1/3) of the shares subject to the option vesting on the first anniversary of the date of grant and the remaining shares vesting monthly, at a rate of 2.778% of the total shares subject to the option per month, over the remaining two years. The Company believes that streamlining the vesting schedules for the automatic option grants to non-employee directors is in-line with compensating directors for their service on an annual basis.

Set forth below is a summary of the 2004 Plan as amended, which is qualified in its entirety by the specific language of the 2004 Plan. A copy of the 2004 Plan presented for stockholder approval is included at the end of this Proxy Statement as Appendix A. Stockholders are urged to read the complete text of the 2004 Plan.

Background of the 2004 Plan

The 2004 Plan was originally adopted by the Board and approved by the Company’s stockholders in December 2004. The 2004 Plan is administered by the Compensation Committee. The 2004 Plan provides for the grant of options to purchase shares of the Company’s Common Stock and stock appreciation rights. The 2004 Plan originally reserved 825,000 shares of the Company’s Common Stock for issuance as stock awards or upon exercise of options granted pursuant to the 2004 Plan, plus an annual increase on the first day of each year during the term of the 2004 Plan, with the first such increase scheduled to occur on January 1, 2005, in each case an amount equal to the lesser of (i) 700,000 shares, (ii) 10% of the outstanding shares on the last day of the immediately preceding year, or (iii) an amount determined by the Board. The Board determined not to increase the number of shares of Company’s Common Stock available for issuance of awards under the 2004 Plan on January 1, 2005 or January 1, 2006. The number of shares of the Company’s Common Stock available for issuance of awards under the 2004 Plan was increased by 700,000 to 1,525,000 shares of the Company’s Common Stock on January 1, 2007, pursuant to the automatic increase discussed above. Incentive stock options may be granted to employees (as defined in the 2004 Plan). Nonstatutory stock options and other stock-based awards may be granted to employees, non-employee directors, advisors and consultants. As of December 31, 2006, approximately 178 employees and 6 non-employee directors were eligible to be considered for the grant of awards under the 2004 Plan. The number of advisors and consultants who are eligible to be considered for the grant of awards under the 2004 Plan cannot be determined because the Compensation Committee has discretion to select these participants. The Board can amend or modify the 2004 Plan at any time, with stockholder approval, if required under the listing rules of the Nasdaq Global Market. The 2004 Plan terminates 10 years after its adoption, unless earlier terminated by the Board.

Shares Subject to the 2004 Plan

Under the 2004 Plan, 1,525,000 shares of the Company’s Common Stock have been authorized for issuance. No participant in the 2004 Plan can receive option grants or stock appreciation rights for more than an aggregate of 250,000 shares of the Company’s Common Stock in any calendar year. The closing price for the Company’s Common Stock on The Nasdaq Global Market as of April 26, 2007, was $6.25 per share.

Plan Features

The 2004 Plan provides for various awards, which are described below:

•	Stock Options and Stock Appreciation Rights

A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. A stock appreciation right is the right to receive the net of the market price of a share of stock and the exercise price of the right, either in cash or in stock, in the future.

The exercise price of incentive stock options is set by the Compensation Committee but may not be less than 100% of the fair market value of the Company’s Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock). The Internal Revenue Code currently limits to $100,000 the aggregate value of Common Stock for which incentive stock options may first become exercisable in any calendar year under the 2004 Plan or any other option plan adopted by the Company. The exercise price of a nonstatutory stock option is set by the Compensation Committee but may not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price of a stock appreciation right is set by the Compensation Committee.

Subject to the terms of the 2004 Plan, the Compensation Committee has the discretion to establish the terms of any specific award granted under the 2004 Plan, including any vesting arrangement and exercise period. In general, options granted to optionees other than non-employee directors will generally vest as to 1/4 of the shares one year after the date of grant and as to 1/48 of the total number of shares each month thereafter. In no event may options granted under the 2004 Plan be exercised more than 10 years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock).

•	Restricted Stock Awards and Restricted Stock Units

Restricted stock is a share award that may be conditioned upon continued employment, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Subject to the terms of the 2004 Plan, the Compensation Committee will determine the terms and conditions of any restricted stock award, which will be set forth in a restricted stock agreement to be entered into between the Company and each grantee. Shares may be awarded under the 2004 Plan for such consideration as the Compensation Committee may determine, including without limitation cash, cash equivalents, full-recourse promissory notes, future services, or services rendered prior to the award, without a cash payment by the grantee.

Under the 2004 Plan, the Compensation Committee may also grant restricted stock units that give recipients the right to acquire a specified number of shares of stock, or the equivalent value in cash, at a future date upon the satisfaction of certain conditions established by the Compensation Committee and as set forth in a stock unit agreement. Subject to the terms of the 2004 Plan, the Compensation Committee will determine the terms and conditions of any stock unit award, which will be set forth in a stock unit agreement to be entered into between the Company and each grantee. Restricted stock units may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is required of the recipient. Recipients of restricted stock units do not have voting or dividend rights, but may be credited with dividend equivalent compensation.

•	Nondiscretionary, Automatic Option Grants to Non-Employee Directors

Assuming approval of this proposal by the stockholders, a non-employee director who first joins the Board on or after June 12, 2007, will automatically be granted an initial nonqualified stock option to purchase 15,000 shares of the Company’s Common Stock on the date of his or her election to the Board. The initial award will vest on the first anniversary of the grant date. Additionally, immediately after each of the Company’s regularly scheduled annual meetings of stockholders, beginning with the annual meeting occurring on June 12, 2007, each non-employee director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive an option to purchase 15,000 shares of the Company’s Common Stock, provided the director has served on the Board for at least six months. The options will vest on the first anniversary of the date of grant or, if earlier, immediately prior to the Company’s next annual meeting of stockholders following the date of grant. Both the initial and annual award of nonqualified stock options become vested in full if a change of control occurs with respect to the Company during the director’s service.

•

In the event of a recapitalization, stock split or similar capital transaction, appropriate adjustment will be made to the number of shares reserved for issuance under the 2004 Plan, including the limitation regarding the total number of shares underlying awards given to an individual participant in any calendar year and the number of nonqualified stock options automatically granted to outside directors, and other adjustments in order to preserve the benefits of outstanding awards under the 2004 Plan.

•

Generally, if the Company merges or engages in a similar type of transaction with or into another corporation, unless outstanding awards are assumed or substituted for by any surviving entity or a parent or subsidiary of the surviving entity, the vesting or exercisability of outstanding awards may be accelerated by the Compensation Committee.

Options and Restricted Stock Awards Granted

Because grants under the 2004 Plan are subject to the discretion of the plan administrator, awards under the 2004 Plan that will be made for the upcoming year are undeterminable, except with respect to the automatic grant of nonqualified stock options to non-employee directors which are described above. Future exercise prices for options granted under the 2004 Plan are also indeterminable because they will be based upon the fair market value of the Common Stock on the date of grant.

The following table discloses the awards granted to the persons or groups specified below under the 2004 Plan during the year ended December 31, 2006, but assumes that the amendment and restatement of the 2004 Plan was in effect in 2006.

Name and Position (1)	Number of Options	Number of Shares of Restricted Stock
John Pound, Director and Co-Chairman	15,000	—
Theodore D. Roth, Director	15,000	2,500
Jeffrey Theodosakis, Director	15,000	—
David R. Mitchell, Director	15,000	2,500
Harry Casari, Director	15,000	2,500
Greg Theiss, Director	15,000	2,500
Mark Simo, Chief Executive Officer and Co-Chairman (2)	15,000	—
Jerry Collazo, Chief Financial Officer, Secretary and Treasurer	20,000	20,000
Jerry Kohlscheen, Chief Operating Officer	—	15,000
Barry Buchholtz, President, Italian Operations; Former Chief Executive Officer	—	40,000
John Gothard, Vice President, North American Sales	—	15,000
All current executive officers as a group (4 persons) (3)	20,000	90,000
All current directors who are not executive officers as a group (7 persons) (4)	105,000	—
All employees, including all current officers who are not executive officers, as a group	—	10,000

(1)	This table reflects awards made under the 2004 Plan during the year ended December 31, 2006, but assumes that the amendment and restatement to the 2004 Plan was in effect in 2006, therefore the table reflects automatic director grants to purchase 15,000 shares of the Company’s Common Stock. However, actual automatic grants made to directors in 2006 were options to purchase 5,000 shares of the Company’s Common Stock with the exception of the option to purchase 10,000 shares of the Company’s Common Stock granted to John Pound upon his appointment to the Board.
(2)	Mr. Simo was not an employee of the Company at the time of the Company’s 2006 annual stockholders meeting and therefore received an automatic option grant as a non-employee director in June 2006.
(3)	Excludes the option to purchase 15,000 shares reflected as granted to Mr. Simo as a non-employee director.
(4)	Includes the option to purchase 15,000 shares reflected as granted to Mr. Simo as a non-employee director.

Certain Federal Income Tax Consequences

Optionees receiving incentive stock options granted under the 2004 Plan will not recognize income upon grant or exercise of the option under the Internal Revenue Code (the “Code”) unless the alternative minimum tax rules apply. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of either of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

Optionees receiving nonstatutory stock options under the 2004 Plan will not recognize any taxable income at the time the nonstatutory stock option is granted. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee’s resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long-term capital gains based on the taxpayer’s income and the length of the taxpayer’s holding period.

The recipient of a restricted stock award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.

In the case of an exercise of a stock appreciation right or an award of restricted stock units, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery.

Subject to certain limitations, the Company is entitled to a deduction for Federal income tax purposes equal to the amount of ordinary compensation income recognized by the recipient of an award at the time such income is recognized. However, the deduction of compensation paid to certain executives may be subject to a $1,000,000 annual limit under Section 162(m) of the Code.

Any deferrals made under the 2004 Plan, including awards granted under the 2004 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. The Company intends to attempt to structure any deferrals and awards under the 2004 Plan to meet the applicable tax law requirements.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options, restricted shares, stock appreciation rights or restricted stock units, or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death.

Required Vote

Approval of the amendment and restatement of the 2004 Stock Incentive Plan requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event approval is not obtained, the amendment and restatement of the 2004 Plan will not become effective.

The Board recommends a vote “FOR” approval of the amendment and restatement of the 2004 Stock Incentive Plan.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table discloses certain information as of April 23, 2007 as to shares of the Company’s Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company’s current directors, (iii) each of the Company’s nominees for director, (iii) each of the Company’s executive officers named under “Executive Compensation—Summary Compensation Table,” and (iv) all current directors and executive officers of the Company as a group. Unless otherwise noted, the address of each beneficial owner listed in this table is: c/o Orange 21 Inc., 2070 Las Palmas Drive, Carlsbad, California 92009. Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentage of the Company’s Common Stock beneficially owned is based on 8,100,564 shares outstanding as of April 23, 2007. In addition, shares issuable pursuant to options which may be exercised within 60 days of April 23, 2007 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual, pursuant to SEC Rule 13d-3(d)(1).

Name and Address of Beneficial Owner	Number of Shares Owned	Number of Shares Underlying Options Exercisable within 60 days of April 23, 2007	Percentage of Shares Beneficially Owned

5% Stockholders:
No Fear, Inc. (1)	1,093,851	81,875	14.37%
Thesis Capital Management, LLC (2)	873,918	—	10.79%
Stephens Investment Management, LLC (3)	808,197	—	9.98%
CCM Master Qualified Fund, Ltd. (5)	751,732	—	9.28%
The Integrity Brands Fund, L.P. (4)	750,000	—	9.26%
Costa Brava Partnership III L.P. (6)	699,897	—	8.64%
Signia Capital Management, L.L.C. (7)	473,208	—	5.84%
Directors, Nominees and Executive Officers:
Mark Simo (1)	1,093,851	81,875	14.37%
Harry Casari	3,500	20,000	*
David R. Mitchell	21,426	61,875	1.02%
John Pound (4)	750,000	—	9.26%
Theodore D. Roth (8)	6,000	10,557	*
Greg Theiss	209,791	20,000	2.83%
Jeffrey Theodosakis	87,500	75,000	1.99%
Jerry Collazo	20,000	—	*
Jerry Kohlscheen	15,000	—	*
Barry Buchholtz	54,291	198,438	3.05%
John Gothard	19,166	55,625	*
Michael Brower (9)	3,125	—	*
All current directors and named executive officers as a group (11 persons) (10)	2,279,525	523,370	32.50%

*	Represents less than 1%.
(1)	Represents 1,044,883 shares held directly by No Fear, Inc. (“No Fear”), 48,968 shares held directly by Mark Simo, the Company’s Co-Chairman of the Board and Chief Executive Officer, and 81,875 shares subject to options held by Mr. Simo that are exercisable within 60 days of April 23, 2007. Mr. Simo is the Chairman of the Board of Directors and the former Chief Executive Officer of No Fear and has voting and investment control over the shares held by No Fear. The principal business address for No Fear is 2251 Faraday Avenue, Carlsbad, California 92008. Mr. Simo disclaims beneficial ownership of the securities held by No Fear, except to the extent of his pecuniary interest therein.

(2)	Pursuant to the Schedule 13D filed jointly on November 22, 2006, Thesis Capital Management, LLC, (“TCM”), Thesis Capital LP (“TC”), Thesis Capital Master Fund Limited (“TCMF”), and Stephen Roseman, as of the close of business on November 16, 2006: (i) Mr. Roseman may be deemed to be the beneficial owner of 436,959 shares of Common Stock that are held directly by the Thesis Funds, which constitute in the aggregate 5.34% of the outstanding shares of Common Stock although he disclaims such beneficial ownership; (ii) TCM may be deemed to be the beneficial owner of 436,959 shares of Common Stock that are held directly by the Thesis Funds, which constitute in the aggregate 5.34% of the outstanding shares of Common Stock although it disclaims such beneficial ownership; (iii) TCMF was the beneficial owner of 368,357 shares of Common Stock that are held directly by the Thesis Funds, which constitute in the aggregate 4.50% of the outstanding shares of Common Stock; and (iv) TC was the beneficial owner of 68,602 shares of Common Stock that it directly owns, which constitute in the aggregate 0.80% of the outstanding shares of Common Stock. The percentages of the outstanding Common Stock set forth in this footnote were calculated on the basis of 8,100,654 shares of Common Stock outstanding as of April 23, 2007. Mr. Roseman and TCM share voting and dispositive power over the 436,959 shares of Common Stock held directly by the Thesis Funds. TC shares voting and dispositive power over the 68,602 shares of Common Stock with Mr. Roseman and TCM. TCMF shares voting and dispositive power over 368,357 shares of Common Stock with Mr. Roseman and TCM.

TCM is an investment management firm and is the investment manager of TC and TCMF (together, the “Thesis Funds”). The address of TCM’s principal business and principal office is 60 E. 42nd St., Suite 1245, The Lincoln Building, New York, NY 10165. TC is a Delaware limited partnership which invests in securities and is managed by TCM. The address of TC’s principal business and principal offices is 60 E. 42nd St., Suite 1245, The Lincoln Building, New York, NY 10165. TCMF is a Cayman Islands exempted company which invests in securities and is managed by TCM. TCMF’s investors include Thesis Capital Domestic, LP, a Delaware limited partnership, and Thesis Capital Offshore Limited, a Cayman Islands exempted company, both managed by TCM. The address of TCMF’s principal business and principal offices is c/o Goldman Sachs (Cayman) Trust, 2nd Floor, Harbour Centre, P.O. Box 896 GT, Grand Cayman, Cayman Islands. Mr. Roseman is the sole Manager of TC, TCM and Thesis Capital Advisors, LLC, a Delaware limited liability company which is the general partner of TC. Mr. Roseman’s business address is 60 E. 42nd St., Suite 1245, The Lincoln Building, New York, NY 10165.

(3)	Pursuant to the Schedule 13G filed February 13, 2007, Stephens Investment Management, LLC (“SIM”), a general partner and investment manager of certain client accounts, and Paul Stephens, P. Bartlett Stephens, and W. Bradford Stephens, the managing members and owners of SIM, may be deemed to beneficially own such shares. The principal business address of each of SIM and Messrs. Stephens, Stephens and Stephens is One Sansome Street, Suite 2900, San Francisco, CA 94104.
(4)	Pursuant to Amendment No. 1 to Schedule 13D filed jointly on October 18, 2006, The Integrity Brands Fund, L.P., Integrity Brands Partners, LLC and John Pound reported shared voting and investment power over 750,000 shares. The principal business address for The Integrity Brands Fund is 53 Westbourne Terrace, Brookline, Massachusetts 02446.
(5)	Pursuant to the Schedule 13G/A filed jointly on February 15, 2007, CCM Master Qualified Fund, Ltd., Coghill Capital Management, L.L.C. and Clint Coghill reported shared voting and investment power over such shares. Mr. Coghill is the managing member of Coghill Capital Management, L.L.C., an entity which serves as the investment manager of CCM Master Qualified Fund, Ltd. The principal business address for these entities and person is One North Wacker Drive, Suite 4350, Chicago, Illinois 60606.
(6)	Pursuant to Amendment No. 1 to Schedule 13G filed on February 14, 2007, Costa Brava Partnership III L.P., Seth W. Hamot and Roark, Rearden & Hamot, LLC reported sole voting and investment power over such shares. Seth W. Hamot is the president of Roark, Rearden & Hamot, LLC, which is the general partner of Costa Brava Partnership III L.P. The principal business address of each of Costa Brava Partnership III L.P., Seth W. Hamot, and Roark, Rearden & Hamot, LLC is 420 Boylston Street, Boston, MA 02116.
(7)	Pursuant to Amendment No. 1 to Schedule 13G filed on September 28, 2006, Signia Capital Management, L.L.C. is an investment adviser and reported shared voting power over 181,026 shares and shared investment power over 473,208 shares. The principal business address for Signia Capital Management is 108 N. Washington Street, Suite 305, Spokane, Washington 99201.

(8)	Includes 5,000 shares held directly and 1,000 shares held by Mr. Roth’s spouse.
(9)	This information is provided to the best of the Company’s knowledge, but as Mr. Brower is no longer an employee of the Company or required to files reports under Section 16(a) of the Exchange Act, the Company is unable to verify this information.
(10)	Excludes beneficial ownership of Mr. Brower as he is no longer an executive officer of the Company.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis below. Based on that review and its discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

David R. Mitchell (Chairman)

Harry Casari

John Pound

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy

The Company believes that compensation of the executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. It is the Company’s philosophy to align the interests of its stockholders and management by integrating compensation with the Company’s annual and long-term corporate strategic and financial objectives. The objective of the Company’s executive compensation program is to attract, retain and reward talented and hard-working individuals in a highly competitive business environment. The Company’s annual and long-term incentive compensation strategy is performance-oriented and is designed to link the Company’s strategic business objectives and specific financial performance objectives with the compensation of the Company’s executives, including the Named Executive Officers. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in the action and extreme sports industry, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. The Company’s strategy is reflected in the following key types of executive compensation: base salary, bonus and stock options, which are discussed separately below.

The Company bases its executive compensation decisions on a detailed review of many factors including external competitive data, the Company’s achievements over the past year, the individual’s past, present and expected contributions to the Company’s success, any significant changes in the individual’s role or responsibilities, the relative compensation of different executives and the long-term value of the executive. The Company believes that it is important to reward excellence, leadership and outstanding long-term company performance in a form designed to retain and motivate executives while aligning their incentives with continued high levels of performance.

The Compensation Committee is comprised of three independent directors. The Compensation Committee is responsible for developing and monitoring compensation arrangements for the executive officers of the Company, administering the Company’s stock option plan and other compensation plans and performing other activities and functions related to executive compensation as may be assigned from time to time by the Board. The performance criteria for the Chief Executive Officer (the “CEO”) and other executive officers for 2006 were established by the Compensation Committee.

Elements of Executive Officer Compensation

Base Salary

The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to retain key executives to manage the Company’s existing business and that compensation provided to key executives adequately motivates key executives to achieve the long-term corporate strategic and financial objectives of the Company. To that end, the Compensation Committee believes executive compensation packages provided by the Company to its senior executives should include both cash and share-based compensation and incentives. The Company generally does not adopt express formulae for weighting different elements of compensation or for allocating between long-term and short-term compensation but strives to develop comprehensive packages that are competitive with those offered by other companies with which the Company competes to attract and retain talented executives. Under the Company’s compensation practices, cash compensation consists of an annual base salary and bonuses, and share-based compensation and incentives are primarily stock options or restricted stock grants.

The Compensation Committee conducts a periodic review of the base salary, bonus and equity awards made to each senior executive officer, including the senior executive officers identified in the Summary Compensation Table below (the “Named Executive Officers”). In general, the CEO meets with the Compensation Committee and makes initial compensation recommendations with respect to the executive officers and the Compensation Committee reviews such recommendations and determines salaries and raises for such executive officers. The Compensation Committee sets the salary level of each executive officer on a case-by-case basis, taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers market information and the base salaries and other incentives paid to executive officers of other similarly sized companies within the Company’s industry. In addition, the Company has entered into employment agreements with certain of its executive officers.

Stock Option and Equity Incentive Programs

The Compensation Committee administers the Company’s 2004 Stock Incentive Plan (the “2004 Plan”) for executive officers, employees, consultants and outside directors, under which it grants options to purchase the Company’s Common Stock with an exercise price equal to the fair market value of a share of the Company’s Common Stock on the date of grant. The Compensation Committee believes that providing executive officers who have responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock aligns the interests of the Company’s executive officers with those of its stockholders and promotes retention of key personnel, which is also in the best interest of the stockholders. Accordingly, the Compensation Committee, when reviewing executive officer compensation, also considers stock option grants as appropriate. At its discretion, from time to time the Compensation Committee may also grant stock options based on individual and corporate achievements. All grants made under the 2004 Plan are approved by the Compensation Committee. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and the Company’s performance, the executive officer’s role and responsibilities within the Company, the executive officer’s base salary and comparison with comparable awards to individuals in similar positions in the industry. The exercise price for all stock option grants is set at a price equal to the closing price per share of the Company’s Common Stock as reported by NASDAQ on the date of grant. The Company does not grant options at prices below the fair market value of the Company’s Common Stock on the date of grant.

Chief Executive Officer Compensation

Base Salary

The Compensation Committee determines the compensation of the CEO using the same criteria as for the other executive officers. Barry Buchholtz served as the Company’s CEO from January 2006 to October 12, 2006 and Mark Simo served as the Company’s CEO for the remainder of 2006. Mr. Buchholtz’s base salary was established by the Compensation Committee initially at $185,000 for 2006; however, in August 2006, Mr. Buchholtz’s base salary was increased to $250,000 in light of increased responsibilities that he had assumed in the Company’s Italian operations and the results of an informal survey of CEO compensation conducted by the Compensation Committee. In October 2006, when Mr. Simo became CEO of the Company, he refused to accept any base salary for his services as CEO, and consequently, the Company has not paid Mr. Simo any compensation to date for his services as CEO.

Bonuses

The Compensation Committee believes that a portion of executive officer’s compensation should be contingent upon the Company’s performance and such individual’s contribution to the Company’s success in meeting corporate and financial objectives. For 2006, the Compensation Committee established bonus goals for Mr. Buchholtz based on revenue goals and profit targets. Specifically, the Compensation Committee approved a bonus plan that would have paid Mr. Buchholtz $10,000 per calendar quarter for each calendar quarter that certain revenue goals were met by the Company and $10,000 per calendar quarter for each calendar quarter that certain profit goals were met by the Company.

In addition, the Compensation Committee determined to pay Mr. Buchholtz 80% of the revenue bonus amount if 90% of the revenue goal was met with respect to any quarter, and 80% of the profit bonus amount if 90% of the profit target was met with respect to any quarter. No bonuses were earned by or paid to Mr. Buchholtz for 2006.

Stock Options and Restricted Stock Awards

Stock option and restricted stock awards for the year ended December 31, 2006 were determined by the Compensation Committee on a case-by-case basis. On June 13, 2006, the Compensation Committee determined to award several executive officers of the Company shares of restricted stock, principally in order to provide continued incentives to executive officers because the exercise price of several of the options held by executive officers were, at the time, significantly above the market price of the stock. In connection with this determination, the Compensation Committee awarded Mr. Buchholtz 40,000 shares of restricted stock, which vested as to one-quarter of the shares one year after the date of grant, with the remainder of the shares vesting monthly thereafter for the three-year period following such anniversary.

Other Named Executive Officers

For Named Executive Officers other than the CEO, the Compensation Committee evaluated each executive officer with the CEO to determine the base salary, bonus and share-based compensation for the year ended December 31, 2006 which was based on individual and corporate performance criteria, taking into account economic and industry conditions.

In 2006, the Compensation Committee approved base salaries for the Named Executive Officers, other than the CEO, ranging from $60,000 to $230,000. Certain of the Named Executive Officers were also eligible for certain bonuses based on revenue goals and profit targets, as follows:

Name	Title	Revenue Goal Bonus (per quarter)	Profit Goal Bonus (per quarter)
Michael Brower	Chief Financial Officer	$5,000	$5,000
Jerry Kohlscheen	Chief Operating Officer	$7,500	$7,500
John Gothard	Vice President Sales—North America	$5,000	$5,000

Mr. Brower, who served as the Company’s Chief Financial Officer through August 2006 was eligible to receive up to $20,000 in bonuses based on the timely filing of the Company’s periodic reports, of which, $10,000 was paid to Mr. Brower. Mr. Collazo, who was appointed as the Company’s Chief Financial Officer in October 2006, was also entitled to receive an annual bonus under the terms of his employment agreement and was paid a bonus of $16,667 in 2006. See “Employment Agreements” below.

The Compensation Committee awarded the Named Executive Officers, other than the CEO, an aggregate of 30,000 shares of restricted stock on June 13, 2006, each of which vest as to one quarter of the shares one year after the date of grant, with the remainder of the shares vesting monthly thereafter for the three-year period following such anniversary. The principal reason for this restricted stock grant was to provide continued incentives to certain executive officers because the exercise price of several of the options held by these executive officers were, at the time, significantly above the market price of the stock. In addition, on October 12, 2006, the Compensation Committee awarded Mr. Collazo: (1) 20,000 shares of restricted stock, which vest as to one quarter of the shares one year after the date of grant, with the remainder of the shares vesting monthly thereafter for the three-year period following such anniversary and (2) an option to purchase 20,000 shares of the Company’s Common Stock, which vests as one quarter of the shares one year after the date of grant, with the remainder of the shares vesting monthly thereafter for the three-year period following such anniversary.

Perquisites

The Company periodically reviews the perquisites that senior executives receive. In general, such perquisites are limited. Other than as described in the Summary Compensation Table below, the Company’s executives are entitled to few benefits that are not otherwise available to all of its employees.

Other Benefits

The Company maintains broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Participants in the 401(k) plan are permitted to contribute to the plan through payroll deductions within statutory and plan limits. Participants may select from a variety of investment options. Investment options do not include the Company’s Common Stock. In addition, the Company does not currently provide matching contributions for the participants in the 401(k) plan.

Regulatory Considerations

The Company generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. The Company does not expect that the non-exempt compensation to be paid to any of its executive officers for the year ended December 31, 2006 as calculated for purposes of Section 162(m) will exceed the $1.0 million limit.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

The Company entered into an employment agreement dated January 16, 2006 with Barry Buchholtz, the former Chief Executive Officer. The agreement provided that for the year ended December 31, 2006, Mr. Buchholtz was to receive salary of $185,000, plus payment of a bonus of up to $80,000, of which up to $40,000 is based on the attainment of certain revenue goals and up to $40,000 is based on the attainment of certain profit targets. The employment agreement provides that Mr. Buchholtz’s employment is terminable at will at any time. In the event the Company terminates Mr. Buchholtz’s employment, he will receive a severance payment equal to one month of salary for each full or part year of service. This agreement superseded his previous employment agreement. On August 11, 2006, the Compensation Committee approved an increase to

Mr. Buchholtz’s base salary from $185,000 to $250,000. Under Mr. Buchholtz’s executive employment agreement, the Company is required to pay $173,950 if Mr. Buchholtz is terminated without cause. Mr. Buchholtz is also entitled to one month times base salary for each year of service if terminated for any reason other than for cause.

Effective as of October 12, 2006, Mr. Buchholtz resigned as the Company’s Chief Executive Officer in order to focus his efforts on the Company’s Italian operations, including the Company’s manufacturing division, LEM, S.r.l. and its European sales operations. Mr. Buchholtz has been named President of Orange 21’s Italian-based subsidiaries Spy, S.r.l. and LEM S.r.l.

The Company entered into an at-will employment agreement effective March 1, 2006, with Jerry Kohlscheen, its then newly-appointed Chief Operating Officer. The employment agreement provides that Mr. Kohlscheen will receive an annual base salary of $175,000 and will be eligible for an annual bonus for his first year of up to $60,000, of which $30,000 is based on the attainment of certain financial performance targets and $30,000 is based on the attainment of certain operational targets.

On August 11, 2006, the Company entered into a Separation and Release Agreement with Michael Brower, the Company’s former Chief Financial Officer whereby he voluntarily resigned effective August 15, 2006. Pursuant to the terms of the Separation Agreement, the Company agreed to pay Mr. Brower $15,000 in separation pay, $90,000 in severance pay and to pay for up to nine (9) months of health insurance coverage for Mr. Brower. In addition, the Company agreed to pay Mr. Brower $15,000 per month for transition services performed during the period August 16, 2006 through November 15, 2006.

On October 12, 2006, the Company entered into an employment agreement with Jerry Collazo, its Chief Financial Officer. The Executive Employment Agreement provides, among other things, for the following: (a) a base annual salary of $250,000; (b) eligibility to receive an annual bonus; (c) a grant of 20,000 restricted shares of the Company’s Common Stock, which grant vests 25% after one year and in equal monthly installments over the subsequent three years (this grant is evidenced by a Notice of Restricted Share Award and Restricted Share Award Agreement dated October 12, 2006 between the Company and Mr. Collazo); (d) a grant of stock options with respect to 20,000 shares of the Company’s Common Stock which vests 25% after one year and in equal monthly installments over the subsequent three years (this grant is evidenced by a Notice of Stock Option Grant and Stock Option Agreement dated October 12, 2006 between the Company and Mr. Collazo); and (e) if Mr. Collazo is terminated without cause, Mr. Collazo is entitled to receive a severance payment of $125,000.

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers of the Company in the event of a termination of employment or a change in control of the Company.

Summary Compensation Table

The following table discloses the compensation paid to or earned from the Company during the year ended December 31, 2006 by the Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (collectively referred to herein as the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Annual Compensation $ (Dollars)

Name and Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Award(s) ($) (3)	Option Award(s) ($) (4)	All Other Compensation ($) (5)	Total Compensation ($)
Mark Simo Co-Chairman and Chief Executive Officer	2006	$—	$—	$—	$15,521	$—	$15,521

Jerry Collazo Chief Financial Officer, Secretary and Treasurer	2006	79,808	16,667	5,362	3,600	2,000	107,436

Jerry Kohlscheen Chief Operating Officer	2006	140,002	30,000	10,281	—	—	180,283

Barry Buchholtz President, Italian Operations Former Chief Executive Officer	2006	225,665	—	27,416	7,200	—	260,281

John Gothard Vice President, North American Sales	2006	64,711	—	10,281	—	92,160	167,152

Michael Brower Former Chief Financial Officer, Secretary and Treasurer	2006	104,377	20,000	—	—	79,977	204,354

(1)	Mr. Simo joined the Company in October 2006 and did not receive a salary in 2006. Mr. Collazo joined the Company in August 2006. Mr. Kohlscheen joined the Company in March 2006. Mr. Buchholtz was the Chief Executive Officer until he stepped down in October 2006 and accepted the position of President, Italian Operations. Mr. Brower joined the Company in September 2003 and resigned effective August 15, 2006.
(2)	Represents the bonus amount earned for such year, regardless of which year the bonus was actually paid.
(3)	Represents the amount of share-based compensation expense recognized, but without regard to forfeiture estimates, during the year ended December 31, 2006 in the financial statements in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”) for restricted stock award grants under which the Named Executive Officer has the right to receive, subject to vesting, shares of the Company’s Common Stock. The assumptions used in the determination of the grant date fair value are set forth in the footnotes to the financial statements in the Annual Report on Form 10-K for the year ended December 31, 2006.
(4)	Represents the amount of share-based compensation expense recognized, but without regard to forfeiture estimates, during the year ended December 31, 2006 in the financial statements in accordance with SFAS No. 123(R) for stock option grants under which the Named Executive Officer has the right to purchase, subject to vesting, shares of the Company’s Common Stock. The assumptions used in the determination of the grant date fair value are set forth in the footnotes to the financial statements in the Annual Reports on Form 10-K for the years ended December 31, 2006 and December 31, 2005.

(5)	Mr. Collazo received $2,000 for an auto allowance. Mr. Gothard received $92,160 in sales commissions. Mr. Brower received $15,000 in separation pay, $45,000 as compensation for transition services that he provided to the Company, $15,000 in severance pay and $4,977 in health insurance premiums. The remainder of the severance payments due pursuant to the terms of Mr. Brower’s Separation Agreement will be paid in 2007.

Grants of Plan-Based Awards

The following table discloses the actual stock options and restricted stock awards granted to the Named Executive Officers during the year ended December 31, 2006 and their respective grant date fair values. It also captures potential future pay-outs under non-equity and equity incentive plans.

GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold (#)	Target (#)	Maximum (#)
Mark Simo (1)	6/9/2006	—	—	—	5,000	$5.11	$14,500
Jerry Collazo (2)	10/12/2006	20,000	20,000	20,000	—	—	97,800
Jerry Collazo (3)	10/12/2006	—	—	—	20,000	4.89	57,600
Jerry Kohlscheen (2)	6/13/2006	15,000	15,000	15,000	—	—	75,150
Barry Buchholtz (2)	6/13/2006	40,000	40,000	40,000	—	—	200,400
John Gothard (2)	6/13/2006	15,000	15,000	15,000	—	—	75,150
Michael Brower		—	—	—	—	—	—

(1)	Represents the grant of stock options under which the Named Executive Officer has the right to purchase, subject to vesting, shares of the Company’s Common Stock. The stock options vest 100% after one year from the date of the grant.
(2)	Represents the grant of restricted stock awards under which the Named Executive Officer has the right to purchase, subject to vesting, shares of the Company’s Common Stock, the restricted stock awards vest over four years with one fourth vesting on the first anniversary date of the grant and the remaining awards vesting monthly thereafter.
(3)	Represents the grant of stock options under which the Named Executive Officer has the right to receive, subject to vesting, shares of the Company’s Common Stock. The stock options vest 25% annually over four years from the date of the grant.
(4)	Represents the total grant date fair value in accordance with SFAS No. 123(R). The per share grant date fair value of the restricted stock awards granted on June 13, 2006 and October 12, 2006 was $5.01 and $4.89, respectively. The per share grant date fair value of the stock options granted on June 9, 2006 and October 12, 2006 was $2.90 and $2.88, respectively. The assumptions used in the determination of the grant date fair value are set forth in the footnotes to the financial statements in the Annual Report on Form 10-K for the year ended December 31, 2006.

The Summary Compensation and Grants of Plan-Based Awards Tables should be read in conjunction with both the preceding “Compensation Discussion and Analysis,” which provides detailed information regarding our compensation philosophy and objectives, and “Employment Agreements, Termination of Employment and Change-in-Control Arrangements,” which provides a description of the material terms of any employment arrangements with our Named Executive Officers. For the Named Executive Officers, the amount of salary relative to total compensation averages approximately 82%.

Outstanding Equity Awards At December 31, 2006

The following table discloses outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2006 for each of the Named Executive Officers. The table also shows unvested stock awards as of December 31, 2006 assuming a market value of $4.89 per share (the closing market price of the Company’s Common Stock on December 29, 2006).

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($) (1)	Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Mark Simo	1,875	—		4.80	12/31/2008	(3)
	70,000	—		8.75	12/12/2014	(4)
	5,000	—		5.95	6/2/2015	(4)
	—	5,000	(2)	5.11	6/8/2016	(4)

Jerry Collazo	—	20,000	(5)	4.89	10/12/2016	(4)
							20,000	(7)	97,800

Jerry Kohlscheen							15,000	(8)	73,350

Barry Buchholtz	25,000	—		3.20	12/31/2009- 12/31/2013
	28,124	28,126	(6)	4.80	12/31/2008
	60,000	—		8.75	12/12/2014	(4)
	75,000	—		6.12	9/20/2015	(4)
							40,000	(8)	195,600

John Gothard	6,250	—		4.80	12/31/2007
	9,374	—		4.80	12/31/2008	(3)
	20,000	—		8.75	12/12/2014	(4)
	20,000	—		6.12	9/20/2015	(4)
							15,000	(8)	73,350

Michael Brower	—	—		—	—		—		—

(1)	The exercise price is equal to the closing price of the Company’s Common Stock on the respective date of grants.
(2)	Option vests on June 9, 2007.
(3)	Option expires five years from date of grant.
(4)	Option expires ten years from date of grant.
(5)	Option vests 25% after one year and the remaining 75% vesting monthly thereafter over three years.
(6)	Option vests 20% after one year and the remaining 80% vesting monthly thereafter over four years.
(7)	Restricted stock award vesting 25% on October 12, 2007 and the remaining 75% vesting monthly thereafter over three years.
(8)	Restricted stock award vesting 25% on June 13, 2007 and the remaining 75% vesting monthly thereafter over three years.

Options Exercised And Stock Vested Table

The following table discloses certain information concerning exercises of stock options and the vesting of restricted stock awards for each Named Executive Officer during the year ended December 31, 2006:

OPTIONS EXERCISED AND STOCK VESTED

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Mark Simo	—	$—
Jerry Collazo	—	—
Jerry Kohlscheen	—	—
Barry Buchholtz	6,250	10,063
John Gothard	—	—
Michael Brower	—	—

(1)	Represents the difference between the exercise price and the fair market value of the Company’s Common Stock on the date of exercise.

Pension Benefits in 2006

During the year ended December 31, 2006, there were no plans that provide for payments or other benefits at, following, or in connection with retirement of any Named Executive Officer.

Nonqualified Deferred Compensation in 2006

During the year ended December 31, 2006, there were no defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified for any Named Executive Officer.

DIRECTOR COMPENSATION

The Company pays the following fees to its non-employee directors related to their service on the Board:

•	annual retainer of $10,000;

•	annual retainer of $3,000 for serving as chairman of the Audit Committee and $2,000 for serving as a member of the Audit Committee;

•	annual retainer of $1,000 for serving as the chairman or a member of the Compensation Committee; and

•	annual retainer of $1,000 for serving as the chairman or a member of the Nominating and Corporate Governance Committee.

In addition, the Company’s non-employee directors receive nondiscretionary, automatic grants of nonstatutory stock options annually. In the past, non-employee directors have automatically been granted an initial option to purchase 10,000 shares of the Company’s Common Stock upon first becoming members of the Board. The initial options vested and became exercisable over three years, with the first 33 1/3% of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. Also, immediately after each of the Company’s regularly scheduled annual meeting of stockholders, each non-employee director that has served on the Board for at least six months automatically receives a nonstatutory option to purchase 5,000 shares of the Company’s Common Stock. Each annual option vests and becomes fully exercisable on the first anniversary of the date of grant. The options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and accelerate and become fully vested upon a change of control of the Company. The stockholders are being asked to approve the amendment and restatement of the Company’s 2004 Plan, to increase the number of shares issuable under the nonqualified stock options that are automatically granted to non-employee directors upon appointment to the Board and on an annual basis thereafter under the 2004 Plan to 15,000 shares of the Company’s Common Stock. These changes were approved by the Board in connection with a determination by the Board to reduce the annual cash compensation paid to non-employee directors. The Company believes that this increase will provide more effective incentives to its directors to continue to focus on critical long-range objectives of the Company and encourage the attraction and retention of such individuals. Further, Directors may be reimbursed for any out-of-pocket travel expenses they incur while in the performance of their responsibilities for the Company.

The following table discloses certain information concerning the compensation of our directors for the year ended December 31, 2006:

2006 COMPENSATION OF NON-EMPLOYEE DIRECTORS

Name	Fees Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
Harry Casari	$6,000	$12,625	$15,521	$34,146
David Mitchell	3,500	12,625	15,521	31,646
John Pound	—	—	2,361	2,361
Theodore D. Roth	5,500	12,625	18,125	36,520
Greg Theiss	5,500	12,625	15,521	33,646
Jeffrey Theodosakis	5,000	—	8,458	13,458

1)	Represents the amount of share-based compensation expense recognized during the year ended December 31, 2006 in the financial statements in accordance with SFAS No. 123(R) for stock award grants under which the executive was issued shares of the Company’s Common Stock. On August 16, 2006, grants of 2,500 shares were made to Mr. Roth, Mr. Mitchell, Mr. Theiss and Mr. Casari. The grant date fair value per share was $5.05, which was the closing price of the Company’s Common Stock on the date of grant. The total grant date fair value per grant was $12,625.
2)	Represents the amount of share-based compensation expense recognized during the year ended December 31, 2006 in the financial statements in accordance with SFAS No. 123(R) for stock option grants under which the Named Executive Officer has the right to purchase, subject to vesting, shares of the Company’s Common Stock. On June 9, 2006, grants of options to purchase 5,000 shares of the Company’s Common Stock were made to each of our non-employee directors serving at that time. The stock options vest on the first anniversary of the grant date and have an exercise price of $5.11 per share. The grant date fair value per stock option is $2.90 and the total grant date fair value per grant is $14,500. Mr. Pound received a stock option grant on October 12, 2006, under which he has the right to purchase, subject to a one year vesting period, 10,000 shares of the Company’s Common Stock. This stock option grant has an exercise price of $4.89 per share, a fair value of $2.83 per share and a total grant date fair value of $28,333. The assumptions used in the determination of the grant date fair value are set forth in the footnotes to the financial statements in the Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2006, Messrs. Casari, Mitchell and Roth each served as a member of the Compensation Committee. None of the members of the Compensation Committee at any time has been one of the Company’s officers or employees. No interlocking relationship exists, or has existed in the past, between the Board or Compensation Committee and the board of directors or compensation committee of any other entity.

Disclosed in the table below is certain information regarding the number of shares of the Company’s Common Stock that were subject to outstanding stock options or other compensation plan grants and awards as of December 31, 2006.

EQUITY COMPENSATION PLANS

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Stock Rights (a)	Weighted-Average Exercise Price of Outstanding Options and Unvested Restricted Stock ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a)) (c)
Equity compensation plans approved by security holders	914,688	$5.84	115,000

Total	914,688	$5.84	115,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As discussed above under “Security Ownership of Certain Beneficial Owners and Management,” No Fear, Inc. (“No Fear”) beneficially owns 1,093,851 shares of the Company’s outstanding Common Stock. Mark Simo, the Company’s Chief Executive Officer and Co-Chairman of the Board of Directors, is on the Board of Directors of No Fear and was the Chief Executive Officer of No Fear through October 2006, and has voting and investment control over the shares held by No Fear. Mr. Simo disclaims beneficial ownership of the securities held by No Fear, except to the extent of his pecuniary interest therein. In addition, he directly owns 48,968 shares of the Company’s Common Stock and has options to purchase 81,875 shares of the Company’s Common Stock, which are included within the number of shares beneficially owned by No Fear. The Company has not entered into an employment agreement with Mr. Simo.

From time to time, the Company makes sales to retail stores owned by No Fear. Aggregated sales to these stores during the year ended December 31, 2006 were approximately $795,000, and accounts receivable due from these stores amounted to approximately $222,000 at December 31, 2006. The Company believes that these commercial transactions were made or entered into on terms that are no less favorable to the Company than those the Company could obtain from unaffiliated third parties.

The Company has entered into indemnification agreements with each of its executive officers and directors. In addition, the Company’s executive officers and directors are indemnified under Delaware General Corporation Law and the Company’s Bylaws to the fullest extent permitted under Delaware Law.

Our policy is to require that any transaction with a related party required to be reported under applicable Securities and Exchange Commission rules, other than compensation-related matters and waivers of our code of business conduct and ethics, be reviewed and approved or ratified by a majority of independent, disinterested directors. We have not adopted procedures for review of, or standards for approval of, these transactions, but instead review such transactions on a case-by-case basis. Our policy is to require that all compensation-related matters be recommended for board approval by the Compensation Committee and that any waiver of our code of business conduct and ethics be reviewed and approved by the Nominating and Corporate Governance Committee and be reported under applicable SEC rules.

LEGAL ACTIONS INVOLVING MANAGEMENT

Securities Class Action

The Company, its directors and certain of its officers were named as defendants in two stockholder lawsuits filed in the United States District Court for the Southern District of California. A consolidated complaint, filed October 11, 2005, sought unspecified damages on behalf of an alleged class of persons who purchased the Company’s common stock pursuant to the registration statement filed in connection with the Company’s initial public offering of stock on December 14, 2004. The complaint alleged that the Company and its officers and directors violated federal securities laws by failing to disclose in the registration statement material information about plans to make a distribution change in its European operations, the Company’s dealings with one of its customers and whether certain of the Company’s products infringe on the intellectual property rights of Oakley, Inc. The Company filed a motion to dismiss the complaint which the court granted on March 29, 2006. The court allowed plaintiffs to file an amended complaint with respect to their claim about the European distribution change only. The plaintiffs filed an amended complaint on April 7, 2006. On May 7, 2006, the Company filed a motion to dismiss that amended complaint. On January 16, 2007, the Company announced that it had reached an agreement to settle this action, subject to court approval. Under the proposed settlement, $1.4 million will be paid to the class of plaintiffs and for plaintiffs’ attorneys’ fees from proceeds of the Company’s directors’ and officers’ insurance. No amounts will be paid by the Company. The proposed settlement remains subject to court approval.

Derivative Action

In December 2005, two stockholders filed derivative lawsuits in state court in San Diego, purportedly on the Company’s behalf, against eight of the Company’s current or former directors and officers and against one of the Company’s stockholders, No Fear. A consolidated amended complaint was filed in March 2006 alleging that the defendants breached their fiduciary duties and injured the Company by allowing the Company to issue a misleading registration statement and prospectus in connection with the Company’s December 2004 initial public offering and alleging that No Fear sold the Company’s stock while having knowledge of material, non-public information. The derivative plaintiffs sought compensatory damages, disgorgement of profits, treble damages and other relief. On May 4, 2006, the Court granted the defendants’ demurrer and dismissed the consolidated complaint, with leave to file an amended complaint. An amended complaint was filed on May 25, 2006, and on June 29, 2006. the defendants filed their demurrer to that amended complaint. On January 16, 2007, the Company announced that it had reached an agreement to settle this action, which settlement was approved by the court in March 2007. Under the settlement, No Fear and the insurer for the officer and director defendants have agreed to pay plaintiffs’ attorneys’ fees. In addition, the Company has agreed to continue adherence to a set of corporate governance guidelines. No amounts will be paid by the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following is a report issued by the Audit Committee relating to its review of the accounting, auditing and financial reporting practices of the Company for the year ended December 31, 2006. Stockholders should be aware that under SEC rules, the Report of the Audit Committee of the Board is not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless these sections are specifically referenced.

The Audit Committee operates under a written charter adopted by the Board of Directors (the “Board”) in 2004 and reviewed annually. The members of the Audit Committee are Harry Casari, David R. Mitchell and Theodore D. Roth, each of whom meets the independence standards established by The Nasdaq Stock Market and the rules of the Securities and Exchange Commission.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in the 2006 Annual Report on Form 10-K with the Company’s management and its independent accountants. The Audit Committee met privately with the independent accountants and discussed issues deemed significant by the independent accountants, including those matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountants their independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Audit Committee

Harry Casari (Chairman)

David R. Mitchell

Theodore D. Roth

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and stockholders holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to its directors, executive officers, and 10% stockholders were complied with and those reports timely filed, except the following: (i) Mr. Gothard filed a late report for a transaction in June 2006, (ii) Mr. Kohlscheen filed a late report for a transaction in June 2006, (iii) Mr. Richards filed a late report for a transaction in June 2006, and (iv) Mr. Buchholtz filed a late report for a transaction in June 2006 and failed to file a report with respect to a transaction in December 2006.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2008 annual meeting of stockholders must be received by the Secretary of the Company no later than December 30, 2007 in order that they may be included, if appropriate, in the Company’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the Company’s proxy statement for the 2008 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2008 annual meeting of stockholders is changed by more than 30 days from the date contemplated at the time of this Proxy Statement, the Company must receive the stockholder’s notice not later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

PAYMENT OF COSTS

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by proxy solicitors, directors, officers and other employees of the Company by personal interview, telephone, facsimile or other means. No additional compensation will be paid to directors, officers or employees of the Company for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct a written request to the Company, Attn: Investor Relations Department, 2070 Las Palmas Drive, Carlsbad, California 92009, or contact Investor Relations at 760-804-8420. The Company will provide a separate copy of this Proxy Statement and the annual report to any stockholder at a shared address to which a single copy of the documents was delivered. Any such request should be addressed to the Company, Attn: Investor Relations Department, at the address listed above. Stockholders who currently receive multiple copies of the Proxy Statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

Whether or not you intend to be present at the Annual Meeting, the Company urges you to return your signed proxy promptly.

By Order of the Board of Directors

Jerry Collazo

May 21, 2007	Chief Financial Officer, Secretary and Treasurer

The Company’s 2006 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 2070 Las Palmas Drive, Carlsbad, California 92009, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of May 17, 2007, the stockholder was entitled to vote at the Annual Meeting.

ORANGE 21 INC.

2004 STOCK INCENTIVE PLAN

(Adopted by the Board on December 8, 2004 and

amended and restated by the Board on April 26, 2007)

ORANGE 21 INC.

2004 STOCK INCENTIVE PLAN

i

ORANGE 21 INC.

2004 STOCK INCENTIVE PLAN

ii

ORANGE 21 INC.

2004 STOCK INCENTIVE PLAN

iii

ORANGE 21 INC.

2004 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on December 8, 2004, effective as of the date of the initial offering of Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission (the “Effective Date”) and amended and restated by the Board on April 26, 2007. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Change in Control” shall mean the occurrence of any of the following events:

(i) A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A) Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

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(iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date, or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (d)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the Securities and Exchange Commission for the initial offering of Stock to the public.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(g) “Company” shall mean Orange 21 Inc., a Delaware corporation.

(h) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee. Service as a Consultant shall be considered Service for all purposes of the Plan.

(i) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Exercise Price” shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

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(l) “Fair Market Value” with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

(i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Sheets LLC;

(ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

(iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(m) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(n) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(o) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(p) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(r) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan, except as provided in Section 4(a).

(s) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t) “Participant” shall mean an individual or estate who holds an Award.

(u) “Plan” shall mean this 2004 Stock Incentive Plan of Orange 21 Inc., as amended from time to time.

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(v) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w) “Restricted Share” shall mean a Share awarded under the Plan.

(x) “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(y) “SAR” shall mean a stock appreciation right granted under the Plan.

(z) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(aa) “Service” shall mean service as an Employee, Consultant or Outside Director.

(bb) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(cc) “Stock” shall mean the Common Stock of the Company.

(dd) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

(ee) “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(ff) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(gg) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(hh) “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of

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Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

(vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, the vesting of the award (including accelerating the vesting of awards, either at the time of the award or sale or thereafter, without the consent of the Offeree or Optionee) and to specify the provisions of the Restricted Stock Agreement relating to such award or sale;

(viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

(ix) To amend any outstanding Restricted Stock Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement if the Offeree’s or Optionee’s rights or obligations would be adversely affected;

(x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration;

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(xi) To determine the disposition of each Option or other right under the Plan in the event of an Optionee’s or Offeree’s divorce or dissolution of marriage;

(xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Restricted Stock Agreement; and

(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

(a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b) Automatic Grants to Outside Directors.

(i) Each Outside Director who first joins the Board of Directors on or after the Effective Date, and who was not previously an Employee, shall receive a Nonstatutory Option, subject to approval of the Plan by the Company’s stockholders, to purchase 15,000 Shares (subject to adjustment under Section 11) on the date of his or her election to the Board of Directors. The Shares subject to each Option granted under this Section 4(b)(i) shall vest and become exercisable on the first anniversary of the date of grant. Notwithstanding the foregoing, each such Option shall become vested in full if a Change in Control occurs with respect to the Company during the Optionee’s Service.

(ii) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the annual meeting occurring after the adoption of the Plan, each Outside Director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive an Option to purchase 15,000 Shares (subject to adjustment under Section 11), provided that such Outside Director has served on the Board of Directors for at least six months. Each Option granted under the preceding sentence of this Section 4(b)(ii) shall fully vest and become exercisable on the first anniversary of the date of grant; provided, however, that each such Option shall become exercisable in full immediately prior to the next regular annual meeting of the Company’s stockholders following such date of grant in the event such meeting occurs prior to such first anniversary date. Notwithstanding the foregoing, each Option granted under this Section 4(b)(ii) shall become vested in full if a Change in Control occurs with respect to the Company during the Optionee’s Service.

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(iii) The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 8(a), (b) or (d).

(iv) All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earlier of (A) the day before the tenth anniversary of the date of grant of such Options or (B) the date twelve months after the termination of such Outside Director’s Service for any reason; provided, however, that any such Options that are not vested upon the termination of the Outside Director’s Service for any reason shall terminate immediately and may not be exercised.

(c) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(d) Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e) Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed 825,000 Shares, plus an annual increase on the first day of each fiscal year during the term of the Plan, with the first such increase occurring on January 1, 2005, in each case in an amount equal to the lesser of (i) 700,000 Shares, (ii) 10% of the outstanding Shares on the last day of the immediately preceding year, or (iii) an amount determined by the Board. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Option/SAR Limitation. Subject to the provisions of Section 11, no Participant may receive Options or SARs under the Plan in any calendar year that relate to more than 100,000 Shares.

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

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SECTION 6. RESTRICTED SHARES.

(a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(c), and the Exercise Price of an NSO shall not be less 85% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, a Stock Option Agreement may specify that the

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exercise price of an NSO may vary in accordance with a predetermined formula. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(c)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) Leaves of Absence. An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a Consultant to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(i) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.

(j) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the

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extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, adversely affect his or her rights or obligations under such Option.

(k) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(l) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

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(g) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, may alter or impair his or her rights or obligations under such SAR.

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SECTION 10. STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ORANGE 21 INC.

2004 STOCK INCENTIVE PLAN

SECTION 11. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Section 5(a) and (b);

(iii) The number of NSOs to be granted to Outside Directors under Section 4(b);

(iv) The number of Shares covered by each outstanding Option and SAR;

(v) The Exercise Price under each outstanding Option and SAR; or

(vi) The number of Stock Units included in any prior Award which has not yet been settled. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d) Reservation of Rights. Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of

ORANGE 21 INC.

2004 STOCK INCENTIVE PLAN

shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 12. DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

SECTION 13. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date. No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

ORANGE 21 INC.

2004 STOCK INCENTIVE PLAN

(c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 15. LEGAL AND REGULATORY REQUIREMENT.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

SECTION 16. WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 17. TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17 shall be void and unenforceable against the Company.

SECTION 18. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

ORANGE 21 INC.

2004 STOCK INCENTIVE PLAN

SECTION 19. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically ten (10) years after its adoption by the Board. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect any Award previously granted under the Plan.

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SECTION 20. EXECUTION.

To record the amendment and restatement of the Plan by the Board of Directors on April 26, 2007, the Company has caused its authorized officer to execute the same.

ORANGE 21 INC.

By

Name

Title

ORANGE 21 INC.

2004 STOCK INCENTIVE PLAN

PROXY

ORANGE 21 INC.

Annual Meeting of Stockholders, June 12, 2007

This Proxy is Solicited on Behalf of the Board of Directors of ORANGE 21 INC.

The undersigned revokes any previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held on June 12, 2007 and the Proxy Statement and appoints Mark Simo and John Pound, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of ORANGE 21 INC. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2007 Annual Meeting of Stockholders of the Company to be held at the San Diego office of Morrison & Foerster LLP located at 12531 High Bluff Drive, Suite 100, San Diego, California on June 12, 2007 at 10:00 a.m. (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.

P	PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

R

O	HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENT?

X

Y

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

(Reverse Side)

ANNUAL MEETING PROXY CARD

The Board of Directors recommends a vote IN FAVOR OF the directors listed below and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified below, if no specification is made, this Proxy will be voted IN FAVOR OF the election of directors listed below and IN FAVOR OF proposals Two and Three.

A	Election of Class III Directors

☒	Please mark votes as in this example.

1.	To elect three Class III directors to serve until the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	01 – John Pound	FOR ☐	WITHHOLD ☐

	02 – Theodore D. Roth	FOR ☐	WITHHOLD ☐

	03 – Jeffrey Theodosakis	FOR ☐	WITHHOLD ☐

B	Issues

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants for the year ending December 31, 2007.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	To approve the amendment and restatement of the Company’s 2004 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Mark box at right if you plan to attend the Annual Meeting.			☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐

Please sign and date where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature                                        Date                           Signature                                        Date